Exhibit 99.1

HOUSEHOLD AUTOMOTIVE TRUST 2003-1
SERIES 2003-1 NOTES

TERM SHEET

Dated May 20, 2003

Subject to Revision

Trust

Household Automotive Trust 2003-1.  This trust is a Delaware statutory trust formed under the laws of the State of Delaware.  The address of the trust is in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

Seller

Household Auto Receivables Corporation, a Nevada corporation.  The seller has purchased the auto loans from the transferors and will sell them to the trust.  The seller will also own interests in the trust.  The address and telephone number of the seller is 1111 Town Center Drive, Las Vegas, Nevada 89134, (702) 243-1241.

Servicer

Household Finance Corporation, a Delaware corporation.  The servicer is responsible for servicing the auto loans and has subcontracted with the subservicer to perform the servicing responsibilities.  The servicer is a wholly-owned subsidiary of Household International, Inc., which was acquired on March 28, 2003 by HSBC Holdings plc (“HSBC”), a public limited company incorporated in England and Wales.  See “Recent Developments.”  The address and telephone number of the servicer are 2700 Sanders Road, Prospect Heights, Illinois 60070, (847) 564-5000.

Subservicer

Household Automotive Finance Corporation, a Delaware corporation and wholly owned subsidiary of the servicer. The auto loans were purchased by the subservicer from unaffiliated automobile dealers or originated by Household Automotive Credit Corporation, a Delaware corporation and wholly owned subsidiary of the subservicer.  The subservicer will service the auto loans in accordance with policies established in consultation with the servicer.  The address and telephone number of the subservicer are 5855 Copley Drive, San Diego, California 92111, (800) 418-1888.

Transferors

Household Automotive Finance Corporation and Household Automotive Credit Corporation.  The address and telephone number of Household Automotive Credit Corporation are 5855 Copley Drive, San Diego, California 92111, (800) 418-1888.

Insurer

Ambac Assurance Corporation.  The insurer will issue a note guaranty insurance policy for the benefit of the noteholders.  The address and telephone number of the insurer are One State Street Plaza, New York, New York 10004, (212) 668-0340.

Owner Trustee

Wilmington Trust Company.  The address of the owner trustee is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

Indenture Trustee

U.S. Bank National Association.  The address of the indenture trustee is 400 North Michigan Avenue, 2nd Floor, Chicago, Illinois 60611.

Cut-Off Date

The close of business on April 30, 2003.  The trust will receive amounts paid or payable on the auto loans after this date.

Closing Date

On or about May 29, 2003.

The Trust Assets

The trust will pledge property to secure payments on the notes.  The pledged assets will include:

•                  a pool consisting primarily of “non-prime” auto loans for new and used automobiles, light duty trucks and vans;

•                  monies paid or payable on the auto loans after the cut-off date for the auto loans;

•                  the security interests in the underlying vehicles;

•                  the loan files;

•                  all rights to proceeds from claims on insurance policies covering the vehicles or the obligors;

•                  all rights to proceeds from liquidating auto loans;

•                  the seller’s right against dealers under agreements between the transferors and the dealers;

•                  the bank accounts opened in connection with this offering;

•                  rights under the transaction documents; and

•                  all proceeds from the items described above.

Auto Loans

•                  On the closing date, the seller will assign a pool of auto loans to the trust.  On the closing date, the trust will pledge the auto loans to the indenture trustee as collateral for the notes.

•                  As of the close of business on April 30, 2003, the auto loans in the pool had:

•                  An aggregate principal balance of $1,152,835,408.76;

•                  A weighted average interest rate of approximately 16.192%;

•                  A weighted average remaining term, which is the period starting after the cut-off date and including the auto loan’s scheduled maturity, of approximately 60.46 months; and

•                  A weighted average original term of approximately 63.99 months.

•                  The auto loans will consist primarily of “non-prime” retail installment sales contracts that were purchased by the subservicer and “non-prime” loan and security agreements that were originated by the  other transferor, in each case secured by new or used automobiles, light duty trucks or vans.  For auto loans purchased from dealers, the original extension of credit is made by the dealer, and the auto loan is subsequently assigned to the subservicer.  The financing programs target consumers with limited or no credit history, modest income or who have experienced prior credit difficulties or have experienced any combination of the above.

•                  As of the cut-off date, approximately 6.16% of the principal balance of the auto loans were originated directly by an affiliate of the subservicer.  The directly originated auto loans are originated pursuant to the same underwriting criteria as the indirectly originated auto loans and are expected to perform in a substantially consistent manner as the indirectly originated auto loans.

•                  No auto loan will be more than 30 days contractually delinquent as of April 30, 2003.

•                  Each auto loan calls for the obligor to make fixed, level payments that will fully pay the balance of the amount financed by its maturity date.

•                  The trust will pay the notes primarily from payments on the auto loans and amounts recovered when financed vehicles are repossessed and sold, after deducting expenses.

Description of the Securities

The trust will issue four classes of asset backed notes.  The notes are designated as the “Class A-1 Notes”, the “Class A-2 Notes”, the “Class A-3 Notes” and the “Class A-4 Notes”.

The notes will have the following original principal amounts and note interest rates:

Class	Original Principal Amount	Interest Rate
Class A-1 Notes	$227,000,000	—%
Class A-2 Notes	$296,000,000	—%
Class A-3 Notes	$268,000,000	—%
Class A-4 Notes	$258,000,000	—%

Payment Date

The 17th day of each month if the seventeenth is a business day.  If the seventeenth is not a business day, the payment date will be the following day that is a business day.  The first payment date will be June 17, 2003.

Record Date

The last business day preceding a payment date unless the notes are no longer book-entry notes.  If the notes are definitive notes, the record date is the last business day of the month preceding a payment date.

Denominations

The trust will issue the notes in minimum denominations of $100,000 and integral multiples of $1,000.  One note of each class may be issued in another denomination.

Priority of Distributions

Each month, the trust will distribute to holders of the notes on the record date, the amounts received on the auto loans and any other collections available as assets of the trust as follows:

Interest Distributions

On each payment date, interest that accrued during the interest accrual period is payable at the applicable note interest rate; the interest accrual period runs from the prior payment date, or, in the case of the first payment date, from and including the closing date, to and including the day preceding that payment date.  Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period.  Interest on the Class A-2, Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Amounts paid to holders of the notes will be shared by the Class A-1, Class A-2, Class A-3 and Class A-4 noteholders in proportion to the interest due on each class.

Principal Distributions

On each payment date, to the extent of funds available, the trust will pay principal on the notes in an amount equal to the lesser of the decrease in the principal balance of the auto loans between the first and last day of a calendar month and the amount required to achieve the required overcollateralization.  In addition, on each payment date, if the amount required to achieve the required overcollateralization is greater than the decrease in the principal balance of the auto loans between the first and last day of a calendar month, any available funds remaining after making the required deposit to the reserve account will be paid as principal on the notes to achieve the required overcollateralization.  These principal payments will be paid in the following order:

•                  to the Class A-1 Notes until the Class A-1 Notes are paid in full,

•                  to the Class A-2 Notes until the Class A-2 Notes are paid in full,

•                  to the Class A-3 Notes until the Class A-3 Notes are paid in full, and

•                  to the Class A-4 Notes until the Class A-4 Notes are paid in full.

Overcollateralization

The overcollateralization amount is the amount by which the pool balance of the auto loans exceeds the outstanding principal balance of the notes.  The overcollateralization amount will be available to absorb any losses that noteholders would otherwise incur.  As of the closing date, the overcollateralization will be equal $103,835,408.76, which is approximately 9% of the pool balance as of the cut-off date.

Excess interest and principal collected on the auto loans that is not required to be deposited into the reserve account to achieve the targeted reserve account balance will be distributed in reduction of the principal amount of the notes until the overcollateralization amount on any payment date equals 13% of the pool balance of the auto loans at the end of the last day of the calendar month preceding the payment date.

Reserve Account

The indenture trustee will hold a reserve account for the benefit of the noteholders and the insurer.  An initial deposit of $11,528,354.09, which is approximately 1% of the pool balance as of the cut-off date, will be placed in the reserve account on the closing date.  On each payment date, any collections remaining after paying interest and certain principal payments on the notes, premium and any other amounts due to the insurer and certain other fees and expenses will be deposited into the reserve account until the amount on deposit in the reserve account equals the targeted reserve account balance.

The targeted reserve account balance is the lesser of:

(i)                                     the greater of

(a)                                  3% of the principal balance of the auto loans at the end of the last day of the calendar month preceding the current payment date, and

(b)                                 2% of the principal balance of the auto loans on the cut-off date, which is $23,056,708.18 and

(ii)                                  the outstanding principal amount of the notes.

If delinquency rates or losses on the auto loans exceed certain levels or if an event of default occurs under the insurance agreement, the targeted reserve account balance will be increased.

On each payment date, if amounts received under the auto loans and any other collections available as assets of the trust are not sufficient to pay certain fees and expenses, certain amounts due to the noteholders, premium and other amounts due to the insurer, and, if Household Finance Corporation is no longer the servicer, fees due to the servicer, we will use funds in the reserve account to pay shortfalls.

Insurance Policy

The insurance policy will unconditionally and irrevocably guarantee payment to the noteholders of:

•                  interest due on the notes on each payment date;

•                  principal due on the notes on any payment date to the extent that, after giving effect to the distribution of any principal on such payment date and any distribution from the reserve account on such payment date, the outstanding principal balance of the notes exceeds the pool balance of the auto loans as of the end of the prior month; and

•                  principal due on any class of the notes on the final scheduled payment date for such class.

Optional Redemption

On any payment date when the outstanding principal balance of the auto loans is less than or equal to 10% of the original principal balance of the auto loans as of the cut-off date, the servicer may purchase the auto loans from the trust.  This will redeem the notes.  If redemption occurs, we will pay you a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.

Final Scheduled Payment Dates

If the notes have not already been paid in full, we will pay the outstanding principal amount of the notes in full on the following payment dates:

Class A-1 Notes	May 17, 2004
Class A-2 Notes	September 18, 2006
Class A-3 Notes	December 17, 2007
Class A-4 Notes	November 17, 2009

Final payment on the notes will probably be earlier than the final scheduled payment dates stated above for each class of notes.

No Listing

The notes will not be listed on any securities exchange.

Material Federal Income Tax Consequences

For federal income tax purposes:

•                  Dewey Ballantine LLP, tax counsel to the trust and counsel to the seller and the underwriters, is of the opinion that (i) the notes will be characterized as indebtedness, and (ii) the trust will not be characterized as an association or publicly traded partnership, taxable as a corporation.  By your acceptance of a note, you agree to treat the notes as indebtedness.

•                  Interest on the notes will be taxable as ordinary income:

•                  when received by a holder using the cash method of accounting, and

•                  when accrued by a holder using the accrual method of accounting.

•                  Dewey Ballantine LLP has prepared the discussion under “Material Federal Income Tax Consequences” in both the prospectus supplement and the prospectus and is of the opinion that the statements therein, as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

ERISA Considerations

Subject to the important considerations described under “ERISA Considerations” in the prospectus supplement, pension, profit-sharing and other employee benefit plans may wish to purchase notes.  You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Ratings

The trust will not issue the notes unless they have been assigned the ratings stated below.

Ratings
Class	Standard & Poor’s	Moody’s	Fitch

A-1	A-1+	P-1	F1+
A-2	AAA	Aaa	AAA
A-3	AAA	Aaa	AAA
A-4	AAA	Aaa	AAA

The ratings on the notes will be based primarily on the insurance policy.

The ratings may be lowered, qualified or withdrawn by the rating agencies at any time.

We refer you to “Ratings” in the prospectus for more information regarding the ratings assigned to the notes.

Recent Developments

Household International, Inc., the parent of the servicer, was acquired by HSBC Holdings plc (“HSBC”) on March 28, 2003, pursuant to the terms of an agreement and plan of merger dated November 14, 2002.  The HSBC Group, headquartered in London, England, is one of the world’s largest banking and financial services organizations.

Composition of the Auto Loans

Presented below is a description of the material characteristics of the auto loans as of the cut-off date.  In the following tables, due to rounding adjustments, the sum of the percentages listed for the number of auto loans and pool balance may not equal 100%.

Total Pool of Auto Loans

Cut-off date pool balance	$1,152,835,408.76
Number of auto loans	73,699
Average principal balance(1)	$15,642.48
Range of principal balances	$3,011.73 to $39,399.89
Average original principal balance(2)	$16,041.83
Range of original principal balances	$4,000.00 to $39,399.89
Weighted average APR(3)	16.192%
Range of original APRs	8.50 to 26.95%
Weighted average original term(3)	63.99 months
Range of original terms	24 months to 72 months
Weighted average remaining term(3)	60.46 months
Range of remaining terms	13 months to 71 months
Weighted average months of seasoning(3)	3.54 months
Range of months of seasoning	1 month to 42 months
Number of auto loans more than 30 days delinquent	None

(1)                                  Pool balance as of the cut-off date divided by total number of auto loans.

(2)                                  Aggregate amount financed divided by total number of auto loans.

(3)                                  Weighted by principal balance as of the cut-off date.

Composition of the Auto Loans by Principal Balance
(as of the cut-off date)

Principal Balance	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance

$ 3,000.01 to $ 4,000.00	25	0.03%	$91,734.83	0.01%
$ 4,000.01 to $ 5,000.00	152	0.21	708,772.79	0.06
$ 5,000.01 to $ 6,000.00	405	0.55	2,245,823.08	0.19
$ 6,000.01 to $ 7,000.00	712	0.97	4,651,398.72	0.40
$ 7,000.01 to $ 8,000.00	1,417	1.92	10,761,477.71	0.93
$ 8,000.01 to $ 9,000.00	2,893	3.93	24,634,159.08	2.14
$ 9,000.01 to $ 10,000.00	3,682	5.00	35,070,671.88	3.04
$10,000.01 to $ 11,000.00	4,623	6.27	48,582,814.37	4.21
$11,000.01 to $ 12,000.00	5,251	7.12	60,435,190.12	5.24
$12,000.01 to $ 13,000.00	5,882	7.98	73,553,816.54	6.38
$13,000.01 to $ 14,000.00	6,210	8.43	83,789,945.31	7.27
$14,000.01 to $ 15,000.00	5,650	7.67	81,928,546.17	7.11
$15,000.01 to $ 16,000.00	5,305	7.20	82,188,997.04	7.13
$16,000.01 to $ 17,000.00	4,889	6.63	80,653,018.62	7.00
$17,000.01 to $ 18,000.00	4,447	6.03	77,796,617.41	6.75
$18,000.01 to $ 19,000.00	4,138	5.61	76,521,660.98	6.64
$19,000.01 to $ 20,000.00	3,600	4.88	70,138,037.16	6.08
$20,000.01 to $ 21,000.00	3,056	4.15	62,605,722.03	5.43
$21,000.01 to $ 22,000.00	2,633	3.57	56,575,694.65	4.91
$22,000.01 to $ 23,000.00	1,977	2.68	44,466,216.47	3.86
$23,000.01 to $ 24,000.00	1,662	2.26	39,015,811.74	3.38
$24,000.01 to $ 25,000.00	1,294	1.76	31,683,401.32	2.75
$25,000.01 to $ 26,000.00	999	1.36	25,464,950.40	2.21
$26,000.01 to $ 27,000.00	865	1.17	22,883,741.79	1.98
$27,000.01 to $ 28,000.00	618	0.84	16,992,663.53	1.47
$28,000.01 to $ 29,000.00	511	0.69	14,555,896.18	1.26
$29,000.01 to $ 30,000.00	332	0.45	9,773,331.19	0.85
$30,000.01 to $ 31,000.00	171	0.23	5,210,342.21	0.45
$31,000.01 to $ 32,000.00	118	0.16	3,708,580.41	0.32
$32,000.01 to $ 33,000.00	82	0.11	2,663,185.94	0.23
$33,000.01 to $ 34,000.00	39	0.05	1,303,851.35	0.11
$34,000.01 to $ 35,000.00	26	0.04	895,113.37	0.08
$35,000.01 to $ 36,000.00	12	0.02	426,271.62	0.04
$36,000.01 to $ 37,000.00	9	0.01	328,405.36	0.03
$37,000.01 to $ 38,000.00	8	0.01	298,607.78	0.03
$38,000.01 to $ 39,000.00	5	0.01	191,539.72	0.02
$39,000.01 to $ 40,000.00	1	0.00	39,399.89	0.00
Total	73,699	100.00%	$1,152,835,408.76	100.00%

Composition of the Auto Loans by APR
(as of the cut-off date)

APR Range	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance

8.50% to 8.99%	377	0.51%	$6,564,078.43	0.57%
9.00% to 9.99%	1,965	2.67	34,374,787.56	2.98
10.00% to 10.99%	2,588	3.51	46,785,151.93	4.06
11.00% to 11.99%	2,958	4.01	53,330,591.87	4.63
12.00% to 12.99%	4,169	5.66	75,388,464.31	6.54
13.00% to 13.99%	4,635	6.29	82,880,307.45	7.19
14.00% to 14.99%	5,849	7.94	100,409,099.68	8.71
15.00% to 15.99%	7,019	9.52	115,573,014.06	10.03
16.00% to 16.99%	8,106	11.00	130,994,577.73	11.36
17.00% to 17.99%	10,057	13.65	153,826,762.72	13.34
18.00% to 18.99%	9,532	12.93	138,333,037.52	12.00
19.00% to 19.99%	5,677	7.70	78,575,371.92	6.82
20.00% to 20.99%	4,227	5.74	55,813,713.18	4.84
21.00% to 21.99%	3,408	4.62	43,065,299.51	3.74
22.00% to 22.99%	1,464	1.99	17,793,326.40	1.54
23.00% to 23.99%	1,002	1.36	11,703,694.61	1.02
24.00% to 24.99%	662	0.90	7,372,233.02	0.64
25.00% to 25.99%	2	0.00	23,831.63	0.00
26.00% to 26.99%	2	0.00	28,065.23	0.00
Total	73,699	100.00%	$1,152,835,408.76	100.00%

Composition of the Auto Loans by Interest Accrual Method
(as of the cut-off date)

Interest Accrual Method	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance

Simple Interest	73,225	99.36%	$1,146,175,525.91	99.42%
Actuarial	474	0.64	6,659,882.85	0.58
Total	73,699	100.00%	$1,152,835,408.76	100.00%

Composition of the Auto Loans by State of Residence
(as of the cut-off date)

Location of Mailing Address of Borrower	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance

Alabama	119	0.16%	$1,987,529.43	0.17%
Alaska	3	0.00	47,971.89	0.00
Arizona	2,280	3.09	38,633,842.15	3.35
Arkansas	124	0.17	2,012,615.04	0.17
California	7,215	9.79	124,991,925.36	10.84
Colorado	698	0.95	10,539,298.22	0.91
Connecticut	489	0.66	6,849,895.15	0.59
Delaware	213	0.29	3,072,883.67	0.27
District of Columbia	161	0.22	2,619,691.73	0.23
Florida	5,910	8.02	94,104,318.16	8.16
Georgia	4,650	6.31	74,000,592.45	6.42
Hawaii	6	0.01	86,861.81	0.01
Idaho	131	0.18	1,945,510.60	0.17
Illinois	1,821	2.47	26,885,767.33	2.33
Indiana	1,541	2.09	22,523,585.01	1.95
Iowa	597	0.81	8,287,085.07	0.72
Kansas	436	0.59	6,067,698.30	0.53
Kentucky	2,073	2.81	30,496,373.19	2.65
Louisiana	16	0.02	291,632.03	0.03
Maryland	1,818	2.47	28,243,808.05	2.45
Massachusetts	623	0.85	8,843,708.35	0.77
Michigan	1,413	1.92	20,076,712.57	1.74
Minnesota	422	0.57	6,060,357.85	0.53
Mississippi	83	0.11	1,378,182.38	0.12
Missouri	1,465	1.99	21,399,169.08	1.86
Montana	167	0.23	2,527,614.57	0.22
Nebraska	238	0.32	3,344,627.48	0.29
Nevada	1,196	1.62	19,196,061.67	1.67
New Hampshire	111	0.15	1,484,941.32	0.13
New Jersey	2,574	3.49	40,651,586.25	3.53
New Mexico	1,032	1.40	16,329,102.63	1.42
New York	2,688	3.65	39,016,274.65	3.38
North Carolina	3,843	5.21	60,170,822.49	5.22
North Dakota	44	0.06	638,049.95	0.06
Ohio	2,978	4.04	41,417,791.29	3.59
Oklahoma	2,336	3.17	34,826,227.47	3.02
Oregon	318	0.43	4,869,242.17	0.42
Pennsylvania	2,065	2.80	29,907,368.19	2.59
Rhode Island	108	0.15	1,570,882.36	0.14
South Carolina	2,063	2.80	30,979,695.07	2.69
South Dakota	190	0.26	2,653,032.18	0.23
Tennessee	3,235	4.39	50,160,761.85	4.35
Texas	9,872	13.40	165,498,920.93	14.36
Utah	325	0.44	4,895,949.91	0.42
Vermont	53	0.07	764,145.77	0.07
Virginia	1,944	2.64	29,931,513.78	2.60
Washington	913	1.24	14,370,296.27	1.25
West Virginia	660	0.90	10,000,806.51	0.87
Wisconsin	366	0.50	5,010,782.27	0.43
Wyoming	73	0.10	1,171,896.86	0.10
Total	73,699	100.00%	$1,152,835,408.76	100.00%

Composition of the Auto Loans by Remaining Term
(as of the cut-off date)

Remaining Term Range (in months)	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance

12 to 17	20	0.03%	$99,983.42	0.01%
18 to 23	156	0.21	1,025,429.26	0.09
24 to 29	169	0.23	1,272,802.88	0.11
30 to 35	1,424	1.93	12,774,880.39	1.11
36 to 41	486	0.66	5,061,910.29	0.44
42 to 47	4,646	6.30	52,537,698.07	4.56
48 to 53	2,439	3.31	32,545,624.40	2.82
54 to 59	40,814	55.38	570,121,930.16	49.45
60 to 65	1,835	2.49	34,592,039.83	3.00
66 to 71	21,710	29.46	442,803,110.06	38.41
Total	73,699	100.00%	$1,152,835,408.76	100.00%

Composition of the Auto Loans by Type of Financed Vehicle
(as of the cut-off date)

Type of Financing	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance

Used	59,461	80.68%	$867,860,293.69	75.28%
New	14,238	19.32	284,975,115.07	24.72
Total	73,699	100.00%	$1,152,835,408.76	100.00%

Yield and Prepayment Considerations

All the auto loans are prepayable at any time.  If prepayments are received on the auto loans, the actual weighted average life of the auto loans may be shorter than the scheduled weighted average life, since the scheduled weighted average life assumes that payments will be made as scheduled, and that no prepayments occur.  For this purpose, the term prepayments also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies.  Weighted average life means the weighted average amount of time during which each dollar of principal of an auto loan is outstanding.

The rate of prepayments on the auto loans may be influenced by a variety of economic, social, and other factors, including the fact that an obligor may not sell or transfer a financed vehicle without the consent of the subservicer.  The subservicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the auto loans.

If a note is purchased at a premium, and the actual rate of prepayments exceeds the rate of prepayments anticipated at the time the note was purchased, the actual yield to maturity of the note will be less than the yield anticipated at the time of purchase.  If a note is purchased at a discount, and the actual rate of prepayments is less than the rate of prepayments anticipated at the time the note was purchased, the actual yield to maturity will be less than the yield anticipated at the time of purchase.  Any reinvestment risk, which is the risk that a noteholder will not be able to reinvest amounts received in payment on the notes at interest rates that are greater than or equal to the note rate, resulting from a faster or slower incidence of prepayment of auto loans, will be borne by the noteholders.

The rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the principal balance of the auto loans.  As a result, final payment of each class of notes could occur significantly earlier than the final scheduled payment date for the class.

Prepayments on auto loans can be measured relative to a prepayment standard or model.  The model used in this term sheet, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of auto loans in a pool.  ABS further assumes that all the auto loans are the same size and amortize at the same rate and that each auto loan in each month of its life will either be paid as scheduled or be prepaid in full.  For example, in a pool of auto loans originally containing 10,000 auto loans, a 1% ABS rate means that 100 auto loans prepay each month.  ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of auto loans.

The table captioned “Percent of Initial Note Principal Balance at Various ABS Percentages”, also called the ABS Table, has been prepared on the basis of the following assumptions:

•                  the auto loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•                  each scheduled monthly payment on the auto loans is made on the last day of each month and each month has 30 days;

•                  the initial principal amount of each class of notes are as stated on the third page of this term sheet;

•                  interest accrues during each interest period at the following assumed coupon rates: Class A-1 Notes, 1.270%; Class A-2 Notes, 1.32%; Class A-3 Notes, 1.79%; and Class A-4 Notes, 2.51%;

•                  payments on the notes are made on the 17th day of each month whether or not such date is a business day;

•                  the notes are purchased on an assumed closing date of May 29, 2003;

•                  the scheduled monthly payment for each auto loan has been calculated on the basis of the assumed characteristics presented in the table below, and each auto loan will amortize in amounts sufficient to repay the principal balance of the auto loans by its indicated remaining term to maturity; and

•                  the servicer exercises its optional redemption at the earliest payment date possible.

The ABS Table also assumes that (1) the auto loans have been aggregated into hypothetical pools with all of the auto loans within each pool having the following characteristics, and (2) that the level of scheduled monthly payment for each of the pools, which is based on its aggregate principal balance, gross APR, original number of scheduled payments and remaining number of scheduled payments as of the cut-off date, will be calculated so that each pool will be fully amortized by the end of its remaining term to maturity.

Pool	Aggregate Principal Balance	APR	Remaining Term to Maturity (in Months)	Seasoning (in Months)

1	$1,207,173.12	14.702%	20	6
2	$14,212,821.85	15.840%	32	4
3	$58,616,761.00	16.327%	44	4
4	$603,832,319.75	16.920%	56	4
5	$474,966,333.04	15.263%	68	3

The ABS Table indicates, based on the assumptions described above, the percentages of the initial principal amount of each class of notes that would be outstanding after each of the payment dates shown at various percentages of ABS and the corresponding weighted average lives of the notes.  The actual characteristics and performance of the auto loans will differ from the assumptions used in constructing the ABS Table.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the auto loans will prepay at a constant level of ABS until maturity or that all of the auto loans will prepay at the same level of ABS.  Moreover, the diverse terms of auto loans could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the auto loans are as assumed.  Any difference between the assumptions and the actual characteristics and performance of the auto loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.

Percent of Initial Note Principal Balance
at Various ABS Percentages(1)

	Class A-1 Notes				Class A-2 Notes				Class A-3 Notes				Class A-4 Notes
Payment Date	0.5%	1.0%	1.7%	2.5%	0.5%	1.0%	1.7%	2.5%	0.5%	1.0%	1.7%	2.5%	0.5%	1.0%	1.7%	2.5%
Closing Date	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
June, 2003	92	89	85	80	100	100	100	100	100	100	100	100	100	100	100	100
July, 2003	81	75	67	58	100	100	100	100	100	100	100	100	100	100	100	100
August, 2003	66	59	47	33	100	100	100	100	100	100	100	100	100	100	100	100
September, 2003	52	42	29	13	100	100	100	100	100	100	100	100	100	100	100	100
October, 2003	44	33	16	0	100	100	100	98	100	100	100	100	100	100	100	100
November, 2003	36	23	4	0	100	100	100	86	100	100	100	100	100	100	100	100
December, 2003	29	14	0	0	100	100	94	74	100	100	100	100	100	100	100	100
January, 2004	22	5	0	0	100	100	85	62	100	100	100	100	100	100	100	100
February, 2004	14	0	0	0	100	97	76	50	100	100	100	100	100	100	100	100
March, 2004	7	0	0	0	100	90	67	39	100	100	100	100	100	100	100	100
April, 2004	0	0	0	0	100	83	58	27	100	100	100	100	100	100	100	100
May, 2004	0	0	0	0	94	76	49	16	100	100	100	100	100	100	100	100
June, 2004	0	0	0	0	88	69	40	6	100	100	100	100	100	100	100	100
July, 2004	0	0	0	0	83	62	32	0	100	100	100	94	100	100	100	100
August, 2004	0	0	0	0	77	55	23	0	100	100	100	83	100	100	100	100
September, 2004	0	0	0	0	71	48	15	0	100	100	100	72	100	100	100	100
October, 2004	0	0	0	0	66	42	7	0	100	100	100	61	100	100	100	100
November, 2004	0	0	0	0	60	35	0	0	100	100	99	50	100	100	100	100
December, 2004	0	0	0	0	54	28	0	0	100	100	90	39	100	100	100	100
January, 2005	0	0	0	0	48	22	0	0	100	100	81	29	100	100	100	100
February, 2005	0	0	0	0	43	15	0	0	100	100	73	19	100	100	100	100
March, 2005	0	0	0	0	37	9	0	0	100	100	64	10	100	100	100	100
April, 2005	0	0	0	0	31	3	0	0	100	100	56	0	100	100	100	100
May, 2005	0	0	0	0	26	0	0	0	100	96	48	0	100	100	100	91
June, 2005	0	0	0	0	20	0	0	0	100	89	41	0	100	100	100	82
July, 2005	0	0	0	0	14	0	0	0	100	82	33	0	100	100	100	73
August, 2005	0	0	0	0	8	0	0	0	100	75	26	0	100	100	100	64
September, 2005	0	0	0	0	2	0	0	0	100	68	18	0	100	100	100	56
October, 2005	0	0	0	0	0	0	0	0	96	62	11	0	100	100	100	48
November, 2005	0	0	0	0	0	0	0	0	90	55	4	0	100	100	100	40
December, 2005	0	0	0	0	0	0	0	0	83	49	0	0	100	100	97	0
January, 2006	0	0	0	0	0	0	0	0	77	42	0	0	100	100	91	0
February, 2006	0	0	0	0	0	0	0	0	71	36	0	0	100	100	84	0
March, 2006	0	0	0	0	0	0	0	0	64	30	0	0	100	100	78	0
April, 2006	0	0	0	0	0	0	0	0	58	23	0	0	100	100	72	0
May, 2006	0	0	0	0	0	0	0	0	52	17	0	0	100	100	66	0
June, 2006	0	0	0	0	0	0	0	0	46	11	0	0	100	100	60	0
July, 2006	0	0	0	0	0	0	0	0	39	6	0	0	100	100	55	0
August, 2006	0	0	0	0	0	0	0	0	33	0	0	0	100	100	49	0
September, 2006	0	0	0	0	0	0	0	0	27	0	0	0	100	94	44	0
October, 2006	0	0	0	0	0	0	0	0	20	0	0	0	100	88	40	0
November, 2006	0	0	0	0	0	0	0	0	14	0	0	0	100	82	0	0
December, 2006	0	0	0	0	0	0	0	0	8	0	0	0	100	77	0	0
January, 2007	0	0	0	0	0	0	0	0	1	0	0	0	100	71	0	0
February, 2007	0	0	0	0	0	0	0	0	0	0	0	0	95	66	0	0
March, 2007	0	0	0	0	0	0	0	0	0	0	0	0	89	61	0	0
April, 2007	0	0	0	0	0	0	0	0	0	0	0	0	83	56	0	0
May, 2007	0	0	0	0	0	0	0	0	0	0	0	0	77	51	0	0
June, 2007	0	0	0	0	0	0	0	0	0	0	0	0	71	46	0	0
July, 2007	0	0	0	0	0	0	0	0	0	0	0	0	65	42	0	0
August, 2007	0	0	0	0	0	0	0	0	0	0	0	0	59	0	0	0
September, 2007	0	0	0	0	0	0	0	0	0	0	0	0	52	0	0	0
October, 2007	0	0	0	0	0	0	0	0	0	0	0	0	46	0	0	0
November, 2007	0	0	0	0	0	0	0	0	0	0	0	0	40	0	0	0
December, 2007	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Weighted Average Life in Years(2)	0.42	0.33	0.26	0.20	1.65	1.33	1.00	0.76	3.03	2.58	2.00	1.51	4.28	3.91	3.16	2.34

(1)         The percentages in this table have been rounded to nearest whole number.

(2)                                  The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the payment date, (2) adding the results and (3) dividing the sum by the initial principal amount of the notes of that class.

Delinquency and Loss Information of the Subservicer

Presented below is information concerning the subservicer’s delinquency and loss experience for its portfolio of auto loans for new and used automobiles, light duty trucks and vans originated or acquired under its finance programs.  The subservicer determines the aging of a past due account on the basis of contractual delinquency, which is a method based on the status of payments under the auto loan.  Installment payments must equal or exceed 90% of the scheduled payment due for an auto loan to be considered contractually current.  Delinquency status may be affected by the subservicer’s account management policies and practices for the collection of auto loans described below.  These policies and practices permit the subservicer to reset the contractual delinquency status of an account to current, based on indicia or criteria which, in its judgment, evidence continued payment probability.  These policies and practices are designed to manage customer relationships, maximize collections and avoid repossession if reasonably possible.

An account and customer management tool used by the subservicer that resets the contractual delinquency status is auto loan extensions, which are used in situations where a qualifying delinquent obligor has begun making payments, but may not have sufficient funds to pay all past due amounts.  An extension changes the maturity date on the auto loan by the number of the obligor’s payments that are delinquent.  The subservicer’s current policies require one payment within 60 days for an auto loan to be extended, and limit extensions to no more than three months at a time, no more than three months in any 12-month period and no more than six months over the life of the auto loan.  Accounts that have filed for Chapter 7 bankruptcy protection are extended without a payment upon receipt from the obligor of a signed reaffirmation agreement.  In addition, auto loans that are delinquent because of hardship affecting the obligor’s ability to pay may be extended without a payment upon receipt of appropriate documentation.

In addition to auto loan extensions, the subservicer uses auto loan modifications, on a more limited basis, to manage customer relationships.  In a modification, the subservicer agrees to assist the obligor in meeting the obligor’s monthly payment obligation by modifying the terms of the auto loan, typically by changing the interest rate on the auto loan and reamortizing the outstanding principal balance over the remaining term of the auto loan.  In limited instances, the subservicer may also modify the maturity date of the auto loan.  The subservicer typically enters into modification arrangements with individual obligors in situations involving obligor hardship or other setbacks that are expected to affect the obligor’s ability to pay the contractually required amount for some period of time.

These actions are under continual review and assessment to determine if they achieve the goals described above.  In most cases, the delinquency status of an auto loan is considered to be current if the obligor immediately begins payments under the new terms.  When the subservicer uses one of these account management tools, it generally treats the auto loan as being contractually current and will not reflect the auto loan as a delinquent account in its delinquency statistics.

The following table summarizes approximate extension statistics for the subservicer’s portfolio of auto loans for new and used automobiles, light duty trucks and vans as of March 31, 2003 and December 31, 2002 and 2001.

	At March 31, 2003		At December 31,
			2002		2001
			(Dollars in thousands)
Never extended	$6,135,295	83.1%	$6,198,160	83.3%	$5,435,212	85.0%
Extended:
Extended in last 6 months	553,727	7.5%	587,821	7.9%	511,549	8.0%
Extended in last 7-12 months	354,385	4.8%	319,953	4.3%	281,352	4.4%
Previously extended beyond 12 months	339,619	4.6%	334,834	4.5%	166,254	2.6%

Total ever extended	$1,247,731	16.9%	$1,242,608	16.7%	$959,155	15.0%
Total	$7,383,026	100.0%	$7,440,768	100.0%	$6,394,367	100.0%

The information presented below has not been adjusted to eliminate the effect of changes to the subservicer’s underwriting and credit standards, account management policies and practices or charge-off policies during the periods shown.  The subservicer continuously reviews these policies and practices in light of portfolio performance, competitive conditions and the overall economic environment.  As a result, these policies and practices have been adjusted over time to improve portfolio performance.  Management believes that these changes in the ordinary course of business have not materially impacted the presentation of historical delinquency and loss experience presented below.

Currently, the principal balance of an auto loan in excess of the estimated net realizable value (or actual realized value in the case of a sold vehicle) is charged off by the subservicer no later than the end of the month in which the earliest of the following occurs:  (1) when an auto loan becomes 150 days delinquent (210 days for a bankruptcy), (2) 90 days after the financed vehicle has been repossessed if it remains unsold and (3) when the repossessed financed vehicle is sold.  If adjustments were made for the growth of the portfolio, loss and delinquency as percentages of auto loans serviced for each period would be higher than those shown.  The tables below present all auto loan data for contracts purchased or originated by the subservicer and its affiliates.  Following the merger in which Household International, Inc. acquired ACC Consumer Finance Corporation, the subservicer assumed management and servicing responsibilities for a portfolio of auto loans purchased or acquired by another Household subsidiary.  The auto loans held by this entity are included in the auto loans and the performance results presented in the following tables only for the periods ended March 31, 2003 and December 31, 2002 and 2001.

Historical Delinquency
(Dollar Amounts in Thousands)

	At		At December 31,
	March 31, 2003		2002		2001		2000		1999		1998
	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principal Outstanding	7,383,026	100.00%	7,440,768	100.00%	6,394,367	100.00%	4,511,967	100.00%	2,949,854	100.00%	1,593,434	100.00%
Delinquencies(1)
1 month	445,486	6.03%	544,313	7.32%	396,626	6.20%	296,082	6.56%	123,116	4.17%	65,220	4.09%
2 months(2)	125,646	1.70%	173,140	2.32%	120,507	1.89%	62,357	1.38%	45,141	1.53%	21,607	1.36%
3 months and over(2)	88,630	1.20%	98,768	1.33%	81,311	1.27%	51,993	1.15%	26,055	0.88%	13,155	0.83%
Subtotal	659,762	8.94%	816,221	10.97%	598,444	9.36%	410,432	9.10%	194,312	6.58%	99,982	6.27%
Repossessions on Hand(3)	87,323	1.18%	96,754	1.30%	92,727	1.45%	60,687	1.35%	33,729	1.14%	17,746	1.11%
Total Delinquencies and Repossessions on Hand	747,085	10.12%	912,975	12.27%	691,171	10.81%	471,119	10.44%	228,041	7.73%	117,728	7.39%

(1)                                  Determined on the basis of contractual delinquency.

(2)                                  Auto loans which are at least 2 months contractually delinquent and the borrower is in bankruptcy represent less than 1% of the outstanding receivables for each period presented.

(3)                                  Represents the principal balance of auto loans for which the underlying vehicle has been repossessed and is more than one month contractually delinquent, but has not been charged off.

Historical Net Charge-off Experience
(Dollar Amounts in Thousands)

	As of or for the Three Months Ended		As of or for the Year Ended December 31,
	March 31, 2003		2002	2001	2000	1999	1998
	Dollars		Dollars	Dollars	Dollars	Dollars	Dollars

Principal outstanding	$7,383,026		$7,440,768	$6,394,367	$4,511,967	$2,949,854	$1,593,434
Average principal amount outstanding	$7,362,671		$6,940,463	$5,322,506	$3,842,534	$2,246,585	$1,051,007
Number of contracts outstanding	576,579		578,437	483,883	339,025	229,231	130,382
Average number of contracts outstanding	577,406		533,415	404,888	291,510	180,006	88,616
Number of repossessions	13,121		44,212	33,642	24,843	16,325	8,499
Number of repossessions as a percent of average number of contracts outstanding	9.09	%(2)	8.29%	8.31%	8.52%	9.07%	9.59%
Net charge-offs(1)	$148,997		$460,476	$282,692	$180,796	$109,160	$53,469
Net charge-offs as a percent of average principal amount outstanding(1)	8.09	%(2)	6.63%	5.31%	4.71%	4.86%	5.09%

(1)                                  Net charge-offs represent the principal balance in excess of the estimated net realizable value (or actual realized value in the case of sold vehicles) and exclude costs of repossession and liquidation.  The subservicer pays monthly premiums for vendor’s single interest physical damage insurance policies, which cover all financed vehicles for which the obligor’s insurance is no longer in effect.  This premium includes an amount equal to the net claims filed with the insurer in the prior month.  Net charge-offs exclude the amount of insurance claims received by the subservicer under these policies, which amounts were approximately $4.7 million, $25.1 million, $10.9 million, $2.7 million, $3.6 million and $1.6 million for the periods ended March 31, 2003, December 31, 2002, December 31, 2001, December 31, 2000, December 31, 1999 and December 31, 1998, respectively.

(2)                                  Annualized.